Sale and Production Agreement for

Intelligent Chinese Wolf-Berry Pellets

                   (English Version For Reference Only)

Part A: Hubei Longdan Biological Medicine Technology Co. Ltd

Legal Address: Floor 21, Jiangtian Building, No. 586 Wuluo Road,

Wuchang District, Wuhan, Hubei, China, 430070

Part B: Hubei Huirui Pharmacy Co

Legal Address: No.1, Miaoshan special development zone, Wuhan High-tech Development Zone, Wuhan Hubei, China.

WHEREAS, Party A is a company with exclusively domestic capital registered in the People's Republic of China, and is engaged in the sale of pharmaceutical products, including Chinese medicine and healthy products.

WHEREAS, Party B is a privately owned limited liability company, registered in the People's Republic of China, and is engaged in the business of Chinese medicine development, manufacturing, and sale.

WHEREAS, “Intelligent Chinese Wolf-Berry Pellets” (the “Pellets”) has Chinese pinyin (spelling) name “Zhiqi Ke Li”.

WHEREAS, Part A owns the manufacturing rights, and associated intellectual property of the Pellets.

NOW THEREFORE, Party A and Part B, based in equality, fair, and honest principles, through friendly negotiations hereby agree as follows:

1. This Agreement shall be governed by, and construed in accordance with the "Contract Law of the People's Republic of China (PRC)" as well as other correlation laws and regulations of PRC.

2. Part A gives Part B the Part A’s original copy of the production approval of the Pellets issued by the State Food And Drug Administration of PRC.

3. Part A submits the quality control plan of the Pellets production following the National Standard for Quality Control in Production to Part B, and will monitor the quality control in the manufacturing process. Part B is responsible to prepare the raw materials and all relative supplementary and package for the production following the quality control plan.

4. Part A will demand Part B to follow the National Quality Standards of the Chinese Medicine strictly. Part B must seriously take every step in controlling the quality. Part B cannot make any production if the raw material is not acceptable, and cannot make the next process if the unfinished products after some processing are not acceptable, and cannot ship any unqualified finished products.

5. Part B should inspect the raw material, and keep the inspection records. Every shipment should be accompanied by the quality inspection report.

6. Part B should guarantee on time to ship every purchase order, and cannot make any delay. Part B has full financial responsibility for shipping unqualified products, and is financially responsible for any products unqualified caused in the processes of shipment, or storage.

7. Part A assigns professional quality-controllers for sale to Part B, and Part B pays their salary. Part A is responsible for the administration and training of the salesmen and quality-controllers of the Pellets.

8. Payment:

Part B receives all revenue, and will pay Part A the service fee. The amount of the service fee is referenced by the profits produced in the previous period. The payment of the first year is RMB 2,000,000 (including labor charge 50,000) Yuan, then with 5% increase annually in the next three years. Payment is made quarterly. Part A is not responsible for the Part B’s profits.

9. Violation

Part A and Part B should strictly perform the Agreement. Either Part A or Part B has the right to cancel the Agreement, and asks the other part to take the consequence of violation if the opposite party has violated the Agreement.

10. If there need the modification and supplementary in the process of products registration or production cooperation after this Agreement becomes effectiveness, the amendments and supplementary agreements will have equal effect as this Agreement.

11. Settlement of Dispute:

11.1 Part A and Par B will friendly negotiate any additional issue relative to this Agreement.

11.2 If there is any dispute of this Agreement, Part A and Part B should friendly negotiate the settlement of any dispute. If no settlement can be reached, each party can submit such matter to the local Court for the judgment.

12. Effective Date and Term:

This Agreement shall come into effect as Part A and Part B sign. The term is five years from January 1, 2007 to December 31, 2011.  The term can be renewed, or negotiated again on the time of half a year prior to the expiration of this Agreement.

13. The Agreement has three copies. Every part keeps one, and the third copy is submitted to the relative administrative department of the Government. All copied have same legal effectiveness.

                     (Left blank)

                   (Signature page)

Part A: Hubei Longdan Biological Medicine Technology Co. Ltd

/s/Zhilin Zhang

Zhilin Zhang, President                     Date: 5/20/2007

Part B: Hubei Huirui Pharmacy Co

/s/Zhilin Zhang

Zhilin Zhang, President